Exhibit T3A-25.

                                     Delaware                             PAGE 1
                                 The First State

         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "COVANTA HYDRO OPERATIONS WEST, INC." AS RECEIVED AND FILED IN THIS OFFICE.
         THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

         CERTIFICATE OF INCORPORATION, FILED THE TWENTY-SEVENTH DAY OF JULY, A.D. 2000, AT 9 O'CLOCK A.M.

         CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "OGDEN HYDRO OPERATIONS WEST, INC." TO "COVANTA HYDRO OPERATIONS WEST, INC.", FILED THE FOURTEENTH DAY OF MARCH, A. D. 2001, AT 9 O'CLOCK A.M.

         AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

                                                       /s/ Harriet Smith Windsor
                                                       -------------------------
                                                       Harriet Smith Windsor,

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                                                       Secretary of State
3266488   8100H                                        AUTHENTICATION: 2949999

040133029                                              DATE: 02-24-04

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                          CERTIFICATE OF INCORPORATION

                                       OF

                        OGDEN HYDRO OPERATIONS WEST, INC.

         FIRST. The name of this corporation shall be:

                        OGDEN HYDRO OPERATIONS WEST, INC.

         SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

         THIRD. The purpose or purposes of the corporation shall be: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. The total number of shares of stock which this corporation is authorized to issue is: One Hundred (100) Shares Of Common Stock At $1.00 Par Value.

         FIFTH. The name and address of the incorporator is as follows: Ken Scarborough Corporation Service Company


                                    Ken Scarborough
                                    Corporation Service Company
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                        1013 Centre Road
                        Wilmington, DE 19805

         SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

         SEVENTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this 27th day of July, A.D., 2000.

                                                      /s/ Ken Scarborough

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                                                      Ken Scarborough
                                                      Incorporator

khs

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            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                        OGDEN HYDRO OPERATIONS WEST, INC.

It is hereby certified that:

         1. The name of the corporation (hereinafter the "corporation") is OGDEN HYDRO OPERATIONS WEST, INC.

         2. The certificate of incorporation of the corporation is hereby amended by striking out Article One thereof and by substituting in lieu of said Article the following new Article:

         Article One: The name of the corporation (hereinafter called the "corporation") is COVANTA HYDRO OPERATIONS WEST, INC.

         3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provision of Section 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, I have duly executed this certificate of amendment this 14th day of March ____, 2001.

                                                       /s/Patricia Collins
                                                       Name: Patricia Collins
                                                       Title: Ass. Secretary